Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

RG Parent LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of RG Parent LLC and Subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive income, changes in members’ equity, and cash flows for the three years in the period ended December 31, 2015. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RG Parent LLC and Subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York

March 30, 2016

RG PARENT LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

(in thousands)

	2015	2014
ASSETS
Current assets:
Cash	$1,966	$792
Accounts receivable, less allowance for doubtful accounts and reserves of $1,732 and $1,856, respectively	6,753	7,060
Royalties receivable	547	542
Inventories	15,353	12,679
Vendor advances	590	1,538
Prepaid expenses and other current assets	761	1,481
Total current assets	25,970	24,092

Property and equipment, net	13,406	11,049

Other assets:
Security deposits	213	226
Deferred costs	1,161	—
Goodwill	2,286	2,286
Trademark	26,037	26,037
Customer relationships, net	13,786	15,106
Total other assets	43,483	43,655

TOTAL ASSETS	$82,859	$78,796

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Line of credit	$17,013	$15,509
Current portion of loan payable	1,167	1,167
Accounts payable	6,318	5,815
Accrued expenses and other current liabilities	6,766	3,619
Total current liabilities	31,264	26,110

Long-term liabilities:
Loan payable, net of current portion	486	1,653
Deferred rent	3,568	2,360
Total long-term liabilities	4,054	4,013

Total liabilities	35,318	30,123

Commitments and contigencies (Note 12)

Members’ equity:
Preferred member, liquidation preference of $32,690 and $30,269, respectively	24,798	25,375
Common members	22,743	23,298
Total members’ equity	47,541	48,673

TOTAL LIABILITIES AND AND MEMBERS’ EQUITY	$82,859	$78,796

See accompanying notes to consolidated financial statements.

RG PARENT LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(in thousands)

	2015	2014	2013
Net sales	$73,057	$68,802	$59,421

Cost of goods sold	28,129	26,541	25,453

Gross profit	44,928	42,261	33,968

Operating expenses:
Selling, general and administrative	39,665	33,184	28,444
Depreciation and amortization	3,788	3,122	2,430

Total operating expenses	43,453	36,306	30,874

Income from operations	1,475	5,955	3,094

Interest expense	(558)	(529)	(853)

Income from continuing operations before provision for income taxes	917	5,426	2,241

Provision for income taxes	157	175	128

Income from continuing operations	760	5,251	2,113

Discontinued operations:
Loss from discontinued operations	—	—	(395)

Net income	760	5,251	1,718

Other comprehensive income:
Foreign currency translation adjustment	—	10	25

COMPREHENSIVE INCOME	$760	$5,261	$1,743

See accompanying notes to consolidated financial statements.

RG PARENT LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(in thousands)

					Accumulated
					Other
	Preferred Member		Common Members		Comprehensive
	Units	Amount	Units	Amount	Income (Loss)	Total

Balance, December 31, 2012	5,100	$24,257	4,900	$22,655	$(35)	$46,877

Distributions	—	(883)	—	(1,280)	—	(2,163)
Net income	—	876	—	842	—	1,718
Foreign currency translation adjustment	—	—	—	—	25	25

Balance, December 31, 2013	5,100	24,250	4,900	22,217	(10)	46,457

Distributions	—	(1,553)	—	(1,492)	—	(3,045)
Net income	—	2,678	—	2,573	—	5,251
Foreign currency translation adjustment	—	—	—	—	10	10

Balance, December 31, 2014	5,100	25,375	4,900	23,298	—	48,673

Distributions	—	(965)	—	(927)	—	(1,892)
Net income	—	388	—	372	—	760

BALANCE, DECEMBER 31, 2015	5,100	$24,798	4,900	$22,743	$—	$47,541

See accompanying notes to consolidated financial statements.

RG PARENT LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(in thousands)

	2015	2014	2013

Cash flows from operating activities:
Net income	$760	$5,251	$1,718
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,788	3,122	2,430
Deferred rent	1,208	1,171	754
Provision for factor chargebacks	—	—	(1,044)
Provision for inventory writedown	—	—	(62)
Accounts receivable reserve	(124)	(711)	2,215
Changes in assets and liabilities:
Accounts receivable	431	1,609	(9,185)
Royalties receivable	(5)	(290)	148
Due from factor	—	40	9,144
Inventories	(2,674)	(4,892)	593
Vendor advances	948	(188)	(952)
Prepaid expenses and other current assets	720	(737)	(56)
Accounts payable	503	296	422
Accrued expenses and other current liabilities	643	1,098	(92)

Net cash provided by operating activities	6,198	5,769	6,033

Cash flows from investing activities:
Purchase of property and equipment	(4,825)	(5,888)	(4,253)
Proceeds from return of (payment on) security deposits	13	(7)	(33)
Payment for trademark	—	—	(17)

Net cash used in investing activities	(4,812)	(5,895)	(4,303)

Cash flows from financing activities:
Repayment of seller notes	—	—	(7,983)
Repayment of factor loan, net	—	—	(7,277)
Proceeds from credit facility, net	1,504	743	15,657
Proceeds from loan	—	3,500	—
Principal repayments of loan	(1,167)	(681)	—
Payment of deferred transaction and financing costs	(24)	—	—
Distributions to members	(525)	(3,045)	(2,163)

Net cash provided by (used in) financing activities	(212)	517	(1,766)

Effect of exchange rate change on cash	—	—	12

Net increase (decrease) in cash	1,174	391	(24)

Cash - beginning	792	401	425

CASH - ENDING	$1,966	$792	$401

Supplemental disclosures of cash flow information:
Interest paid	$561	$489	$860
Income taxes paid	$157	$175	$128
Supplemental disclosures of non-cash financing activities:
Accrued distribution to members	$1,367	$—	$—
Accrued transaction costs	$1,137	$—	$—

See accompanying notes to consolidated financial statements.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 1.                                              ORGANIZATION AND BUSINESS OPERATIONS

RG Parent LLC (together with its subsidiaries, the “Company”) designs, manufacturers and markets men’s and women’s apparel products. The Company’s products are manufactured principally in Asia. Additionally, the Company earns royalties from licensing certain of its products. The Company’s product offerings include apparel, accessories and shoes, primarily for men. The Company sells its products through retail stores, wholesale distribution and e-commerce. The Company designs its products primarily in the United States of America.

The Company’s business is seasonal in nature and, as a result, net sales and working capital requirements fluctuate from quarter to quarter. The Company’s fourth quarter is a significant period with regard to the results of operations due to increased consumer direct sales during the holiday season in North America and Europe. During the fourth quarter, the Company expects accounts receivable, accounts payable and accrued expenses to increase commensurate with net sales.

The Company is treated as a partnership for U.S. federal and state income tax purposes and, as such, is not subject to U.S. federal and state income taxes. Instead, the preferred and common members report their allocable share of the Company’s net income or net loss on their respective individual income tax returns. Pursuant to the Company’s operating agreement, tax distributions are allocated at the end of each quarter to preferred and common members on a pro-rata basis. Further distributions are first paid in order to satisfy the preferred member’s capital and preferred return, and then to satisfy return of the common members’ capital contributions. Any remaining distributions are made to the preferred, common and non-voting incentive unit holders pro-rata based on their respective ownership interests.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of RG Parent LLC (“RG”), a Delaware limited liability company, and its wholly-owned subsidiaries: Robert Graham Designs, LLC (“Design”); RGD CA, LLC (“Retail CA”), dissolved in 2013; Robert Graham Holdings, LLC (“Holdings”); Marco Brunelli IP, LLC (“MB”); RGH Group, LLC (“Group”), and its wholly owned subsidiary, Robert Graham Europe, GmbH (“GmbH”), discontinued in 2012-2013 ; and Robert Graham Retail, LLC (“Retail”). All material intercompany transactions and balances have been eliminated in consolidation.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 1.                                              ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The following table summarizes the states of organization and the principal business activities for each entity in the consolidated group:

Entity	State of organization	Principal business
RG	Delaware	Holding company
Design	New York	Apparel design, distribution and administration
Retail CA	California	Retail store in California — dissolved in 2013, store incorporated into Retail
Holdings	New York	Licensing of the Robert Graham trademark
MB	Delaware	Licensing of the Marco Brunelli trademark
Group	New York	Holding company of GmbH company
GmbH	Foreign	Discontinued during 2012-2013 (see Note 15)
Retail	Delaware	Retail operations throughout the United States

Since the companies comprising the consolidated group discussed above are limited liability companies, the members are not liable for the debts, obligations, or liabilities of the companies, whether arising in contract, tort or otherwise, unless a member has signed a specific guarantee.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 2.                                              SUBSEQUENT EVENTS

Merger and related transactions

On January 28, 2016 (the “Closing Date”), all of the outstanding equity interests of RG was acquired by Joe’s Jeans Inc. (and subsequently renamed Differential Brands Group Inc. (“DBG”)), as contemplated by the Agreement and Plan of Merger, dated as of September 8, 2015 (as amended and restated effective as of September 8, 2015, the “Merger Agreement”), by and among RG, DBG and JJ Merger Sub LLC, a wholly-owned subsidiary of DBG (“Merger Sub”), for aggregate consideration of $81,000 in cash and 8,870,968 shares of DBG common stock (after giving effect to the Reverse Stock Split (as defined below)). The aggregate cash consideration received was reduced by $19,000 to repay all of RG’s outstanding loans and indebtedness under its revolving credit agreement with J.P. Morgan Chase Bank, N.A.  Pursuant to the Merger Agreement, among other things, Merger Sub was merged with and into RG, so that RG, as the surviving entity, became a wholly-owned subsidiary of DBG (the “Merger”).   RG was determined to be the accounting acquirer as a result of RG members owning a majority of issued and outstanding equity of DBG after the Merger.

As of the Closing Date, the Company incurred $3,567 of costs relating to the merger and related transactions.  Transaction costs incurred of $2,286 relating to the Merger have been expensed.  The balance of these costs, $1,281, has been deferred and will be recognized as a reduction to proceeds received for equity and debt, as applicable, issuances upon consummation of the Merger. As of December 31, 2015, the Company incurred $1,655 of costs relating to the Merger, of which $494 have been expensed, and the balance of these costs of $1,161 has been deferred.

Effective upon consummation of the Merger, DBG effected a reverse stock split (the “Reverse Stock Split”) of issued and outstanding common stock such that each thirty shares of DBG’s issued and outstanding common stock was reclassified into one share of issued and outstanding common stock. The Reverse Stock Split did not change the par value or the amount of authorized shares of DBG’s common stock. The primary purpose of the Reverse Stock Split was to increase the per-share market price of DBG’s common stock in order to maintain DBG’s listing on The Nasdaq Capital Market maintained by The Nasdaq Stock Market LLC (“NASDAQ”).

New credit agreements

In connection with consummation of the Merger, on January 28, 2016, DBG entered into (i) a new credit and security agreement (the “ABL Credit Agreement”) with Wells Fargo Bank, National Association, as lender, and (ii) a new credit and security agreement with TCW Asset Management Company, as agent, and the lenders party thereto (the “Term Credit Agreement”, and together with the ABL Credit Agreement, the “New Credit Agreements”).

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 2.                                              SUBSEQUENT EVENTS (CONTINUED)

New credit agreements (continued)

The ABL Credit Agreement provides for a senior secured asset-based revolving credit facility (the “Revolving Facility”) with commitments in an aggregate principal amount of $40,000. The Term Credit Agreement provides for a senior secured term loan credit facility (the “Term Facility”, and together with the Revolving Facility, the “Credit Facilities”) in an aggregate principal amount of $50,000. The Term Facility matures on January 28, 2021. The Revolving Facility matures on October 30, 2020. The amount available to be drawn under the Revolving Facility will be based on the borrowing base values attributed to eligible accounts receivable and eligible inventory.

Certain of DBG’s domestic subsidiaries are co-borrowers under the New Credit Agreements. The obligations under the New Credit Agreements are guaranteed by all of DBG’s domestic subsidiaries and are secured by substantially all of DBG’s assets, including the assets of DBG’s domestic subsidiaries.

There are no scheduled payments under the Revolving Facility. The Term Facility is subject to quarterly payments of principal as follows: (i) 0.25% for each of the first four fiscal quarters; (ii) 0.625% for each of the four fiscal quarters thereafter; (iii) 1.25% for each of the next following four fiscal quarters; (iv) 1.875% for each of the next following four fiscal quarters; and (v) 2.50% for each fiscal quarter thereafter, with the balance payable at maturity.

Subject to certain exceptions, prepayments of loans under the Term Facility are subject to a prepayment premium of (i) 2.00% during the first year after the Closing Date and (ii) 1.00% during the second year after the Closing Date. The Revolving Facility is required to be prepaid to the extent extensions of credit thereunder exceed the applicable borrowing base. Outstanding loans under the Revolving Facility may be prepaid at any time at DBG’s option without premium or penalty, other than customary “breakage” costs with respect to London Interbank Offered Rate (“LIBO rate”) loans.

Borrowings under the New Credit Agreements will bear interest at a rate equal to either, at DBG’s option, an adjusted base rate or the LIBO rate (subject to a 0.50% floor for borrowings under the Term Facility), in each case plus an applicable margin. The applicable margins for borrowing under the Term Facility (which varies based on DBG’s senior leverage ratio) range from 8.00% to 6.00% for base rate loans and 9.00% to 7.00% for LIBO rate loans. The applicable margin for borrowings under the Revolving Facility is 0.50% for base rate loans and 1.75% for LIBO rate loans. An unused commitment fee equal to 0.25% per annum of the average daily amount by which the total commitments under the Revolving Facility exceed the outstanding usage under the Revolving Facility will be payable monthly in arrears.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 2.                                              SUBSEQUENT EVENTS (CONTINUED)

New credit agreements (continued)

The New Credit Agreements contain customary representations and warranties, events of default and covenants, including, among other things and subject to certain exceptions, covenants that restrict DBG’s ability, along with its subsidiaries’, to incur additional indebtedness, create or permit liens on assets, engage in mergers or consolidations, dispose of assets, make prepayments of certain indebtedness, pay certain dividends and other restricted payments, make investments, and engage in transactions with affiliates. The Term Credit Agreement requires DBG to comply with financial maintenance covenants to be tested quarterly (beginning with the second fiscal quarter ending after the Closing Date), consisting of a maximum senior leverage ratio, a maximum net senior rent adjusted leverage ratio, and a minimum fixed charge coverage ratio. The ABL Credit Agreement requires DBG to comply with a minimum fixed charge coverage ratio to be tested monthly if excess availability under the Revolving Facility is less than 10% of the lesser of the commitments under the Revolving Facility and the borrowing base or during specified events of defaults. If an event of default under a Credit Agreement occurs and continues, the commitments may be terminated and the principal amount outstanding, together with all accrued and unpaid interest and other amounts owed may be declared immediately due and payable.

In addition, the Amended and Restated Factoring Agreement (as discussed in Note 5 below) was amended, superseded replaced in its entirety by the Amended and Restated Deferred Purchase Factoring Agreement with CIT Commercial Services, Inc., a unit of CIT Group (“CIT”), Design and Hudson Clothing, LLC (“Hudson”), a wholly-owned subsidiary of DBG, (the “A&R Factoring Agreement”). The A&R Factoring Agreement is substantially similar to the Amended and Restated Factoring Agreement with the exception of the fees. Under the A&R Factoring Agreement, DBG pays a factoring rate of (i) 0.20% for certain major department store accounts, (ii) 0.40% for all other accounts for which CIT bears the credit risk, subject to discretionary surcharges, and (iii) 0.35% for accounts for which DBG bears the credit risk, but in no event less than three dollars and fifty cents per invoice. The A&R Factoring Agreement may be terminated by CIT upon 60 days’ written notice or immediately upon the occurrence of an event of default as defined in the agreement. The A&R Factoring Agreement may be terminated by DBG upon 60 days’ written notice prior to December 31, 2020 or annually with 60 days’ written notice prior to December 31st of each year thereafter.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 3.                                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include valuation of goodwill and other intangibles, accounts receivable reserves, reserves for slow moving and obsolete inventories, and useful lives of property and equipment. Actual results could differ from those estimates.

Concentration of credit risk

The Company places its cash with major financial institutions in accounts that at times may exceed the Federal Deposit Insurance Corporation’s limit. The Company has not incurred any losses on such accounts.

Revenue recognition

Sales from the Company’s wholesale operations are recorded when the title to the goods is transferred to the customer, which is generally when the Company ships products to its customers. Provisions for product returns, allowances and other adjustments are recorded in the period the related sales are recognized.

Sales from the Company’s retail operations are recognized at the time the customer takes possession of the related merchandise and the purchase is paid for. Sales from the Company’s e-commerce business are recognized when the merchandise is shipped to the customer. The Company records retail sales net of sales taxes collected from retail customers and estimates for future returns.

The Company earns royalties on the licensing of the use of its intellectual property in connection with certain products produced and sold by outside vendors.  Royalties from licensing are recognized when earned and deemed collectible, and are included in net sales in the accompanying consolidated statements of comprehensive income.

The Company’s net sales for the fiscal years ended December 31, 2015, 2014 and 2013 were derived from the following:

	2015	2014	2013

Wholesale	$41,348	$43,392	$44,558
Consumer direct	29,924	23,387	12,230
Licensing	1,785	2,023	2,633
	$73,057	$68,802	$59,421

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 3.                                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. The hierarchy of those valuation approaches is broken down into three levels based on the reliability of inputs as follows:

•                  Level 1:  Inputs that are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The valuation under this approach does not entail a significant degree of judgment.

•                  Level 2:  Inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates and yield curves observable at commonly quoted intervals or current market) and contractual prices for the underlying financial instrument, as well as other relevant economic measures.

•                  Level 3:  Inputs that are unobservable for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying amounts of cash, accounts receivable, royalties receivable, vendor advances, accounts payable and line of credit approximate their fair values as of December 31, 2015 and 2014, due to the short term duration of those instruments. The carrying amount of loan payable approximates fair value based on current market conditions and interest rates available to the Company for similar instruments.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 3.                                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value measurements (continued)

The Company’s non-financial assets which are subject to nonrecurring fair value measurements include goodwill, intangible assets and property and equipment. These assets are recorded at carrying value. However, whenever events or changes in circumstances indicate that their carrying value may not be fully recoverable (or at least annually for goodwill and indefinite-lived intangible assets), such assets are assessed for impairment and, if applicable, written down to and recorded at fair value. To measure fair value for such assets, the Company uses techniques including discounted expected future cash flows (“DCF”) (a Level 3 input). A DCF analysis calculates the fair value by estimating the after-tax cash flows attributable to a reporting unit or asset and then discounting the after-tax cash flows to a present value using a risk-adjusted discount rate. Assumptions used in a DCF analysis require the exercise of significant judgment, including judgment about appropriate discount rates and terminal values, growth rates and the amount and timing of expected future cash flows.

Accounts receivable and allowance for doubtful accounts and reserves

Accounts receivable, including royalties, are stated at the amount the Company expects to collect. The Company maintains reserves for customer returns and markdowns and estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial conditions of the Company’s customers deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for an allowance for doubtful accounts. Balances that remain outstanding after the Company has made reasonable collection efforts are written off.

Inventories

Inventories are stated at the lower of cost or market, with cost determined by the first-in, first-out method. Inventory cost components consist of purchase price of finished product plus duties, freight, purchase commissions, brokerage and cartage. Inventory reserves are established for excess and obsolete items, if necessary.

Vendor advances

Vendor advances represent advances made on certain of the Company’s purchases of inventories and are expected to be applied to the vendors’ invoices within a period of less than a year.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 3.                                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the assets, or, in the case of leasehold improvements, over the lesser of the assets’ estimated useful lives or the related lease terms. Depreciation is not provided for construction-in-progress until the assets are placed into service. When placed into service, the assets are reclassified into the assets’ appropriate classification (primarily leasehold improvements). The estimated useful lives of the assets are as follows:

Machinery and equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Lesser of useful life or lease term

Long-lived assets

The Company reviews long-lived assets, such as property and equipment and certain identifiable intangibles with finite lives, for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Some factors the Company considers important which could trigger an impairment review include: (i) significant underperformance compared to expected historical or projected future operating results; (ii) significant changes in the Company’s use of the acquired assets or the strategy for its overall business; and (iii) significant negative industry or economic trends. No impairment was recognized during the years ended December 31, 2015, 2014 and 2013.

Goodwill and other intangible assets

Goodwill represents the excess of the purchase price over the fair value of net assets acquired, including intangible assets. Indefinite-lived intangible assets consist of trademarks. Goodwill and trademarks are not being amortized, but are tested for impairment annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The Company’s annual impairment testing date is December 31st. The Company consists of three reporting units. No impairment was recognized during the years ended December 31, 2015, 2014 and 2013.

The Company assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit or trademark is less than its carrying value for determining whether it is necessary to perform goodwill or trademark impairment testing.  For 2015, 2014 and 2013 annual impairment testing, upon assessing qualitative factors, the Company determined quantitative goodwill impairment testing was unnecessary.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 3.                                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and other intangible assets (continued)

The quantitative goodwill impairment test, if necessary, is a two-step process. Under the first of two steps, the Company compares the fair value of a reporting unit to its carrying amount, including goodwill, to identify a potential impairment. If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for such reporting unit and the enterprise must perform step two of the impairment test to measure the impairment, if any. Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation: the fair value of the reporting unit is allocated to all assets and liabilities of that unit (including any unrecognized intangible assets) and the residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

The Company primarily uses discounted expected future cash flows (Level 3 input), or DCF, to test goodwill. Indefinite-lived intangible assets are tested for impairment through an income approach known as the relief from royalty method. A discounted cash flow analysis calculates the fair value by estimating the after-tax cash flows attributable to a reporting unit or asset and then discounting the after-tax cash flows to a present value using a risk-adjusted discount rate. Assumptions used in DCF and the relief from royalty method require the exercise of significant judgment including judgment about appropriate royalty rates, discount rates and terminal values, growth rates and the amount and timing of expected future cash flows. Although the Company believes the historical assumptions and estimates made are reasonable and appropriate, different assumptions and estimates could materially impact its reported financial results.

Amortizable intangible assets (customer relationships) are reviewed for impairment and tested for recoverability whenever events or changes in circumstances indicate that the carrying amounts exceed fair values as described under the long-lived assets paragraph above.

Amortization of the Company’s customer relationships is computed using the straight-line method over an estimated useful life of 15 years.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 3.                                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Gift cards

Gift cards purchased by customers are not recognized as revenue until the card is redeemed and the customer purchases merchandise using the gift cards. Gift cards do not carry an expiration date; therefore, customers and members can redeem their gift cards for merchandise indefinitely.

Income taxes

As limited liability companies, the Company is treated as a partnership for federal and state income tax purposes. Accordingly, no provision has been made for income taxes in the accompanying consolidated financial statements, since all items of income or loss are required to be reported on the income tax returns of the members, who are responsible for any taxes thereon. A provision has been made for local unincorporated business taxes and minimum state taxes, where applicable.

The Company complies with the accounting requirements associated with uncertainty in income taxes using the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not that the positions will be sustained upon examination by taxing authorities. It also provides guidance for recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

As of December 31, 2015 and 2014, the Company had no uncertain tax positions that qualified for either recognition or disclosure in the consolidated financial statements.

The Company files income tax returns in the U.S. federal jurisdiction and in various state and local jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by taxing authorities for years prior to 2012.

Foreign currency translation

Prior to discontinuation of its operations, the financial position and results of operations of GmbH were measured using GmbH’s local currency as the functional currency. Assets and liabilities have been translated at the rates of exchange at the consolidated balance sheet date. The resulting translation adjustments were recorded directly as a separate component of members’ equity. During the years ended December 31, 2014 and 2013, $10 and $25, respectively of foreign currency translation adjustment was recognized for the settlement of remaining net assets of GmbH.

Advertising

Advertising costs are expensed as incurred, and were $2,370, $1,941 and $1,368 for the years ended December 31, 2015, 2014 and 2013, respectively.

Guaranteed payments

Guaranteed payments to members that are intended as compensation for services rendered are accounted for as Company expenses rather than as allocations of the Company’s net income.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 3.                                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Shipping and handling costs

Warehousing, shipping, handling and freight costs are included in selling, general and administrative expenses in the accompanying consolidated statements of comprehensive income, and were $1,634, $1,548 and $1,412 for the years ended December 31, 2015, 2014 and 2013, respectively.

Rent expense

Rental payments under the Company’s operating leases are recognized on a straight-line basis over the terms of the leases. The difference between actual rent paid and the expense payable under the term of the leases is reflected as “Deferred rent” liability in the accompanying consolidated balance sheets.

Pre-opening store expenses

Costs associated with the opening of new stores are expensed as incurred.

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” which amended the existing accounting standards for revenue recognition. ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods and services to customers, in an amount that reflects the expected consideration received in exchange for those goods and services. Pursuant to the subsequent events disclosed in Note 2, the Company anticipates adopting ASU 2014-09 effective January 1, 2017. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. The Company is currently in the process of evaluating the impact of adoption of the ASU on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. ASU 2014-15 addresses management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. This guidance is effective for fiscal years ending after December 15, 2016 and for interim periods within those fiscal years, with early adoption permitted. The Company is currently in the process of evaluating the impact of adoption of the ASU on its consolidated financial statements, but does not expect the impact to be material.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 3.                                              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

In April 2015, the FASB issued ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs (Subtopic 835-30)” which requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts or premiums. ASU 2015-03 is effective for annual reporting periods beginning after December 15, 2015, with early adoption permitted. Adoption of ASU 2015-03 is not expected to have a material effect on our results of operations, financial position or cash flows.

In July 2015, the FASB issued ASU 2015-11, “Simplifying the Measurement of Inventory.” Under this ASU, inventories will be measured at the “lower of cost and net realizable value” and options that currently exist for “market value” will be eliminated. The ASU defines net realizable value as the “estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.” No other changes were made to the current guidance on inventory measurement. ASU 2015-11 is effective for interim and annual periods beginning after December 15, 2016, with early adoption permitted. The Company is currently in the process of evaluating the impact of adoption of the ASU on its consolidated financial statements, but does not expect the impact to be material.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): “Balance Sheet Classification of Deferred Taxes” ASU 2015-17 which will require entities to present deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) as noncurrent in a classified balance sheet. ASU 2015-17 simplifies the current guidance, which requires entities to separately present DTAs and DTLs as current and noncurrent in a classified balance sheet. For public business entities, the amendments in ASU 2015-17 are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early application is permitted as of the beginning of an interim or annual reporting period. Pursuant to the subsequent events disclosed in Note 2, ASU 2015-17 is effective for RG beginning January 1, 2017. Adoption of ASU 2015-17 is not expected to have a material effect on our results of operations, financial position or cash flows.

NOTE 4.                                              MAJOR CUSTOMER

One customer accounted for approximately 11% and 13% of the Company’s net sales for the years ended December 31, 2015 and 2014, respectively. This customer’s accounts receivable balance accounted for approximately 20% and 16% of the total accounts receivable as of December 31, 2015 and, 2014, respectively.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 5.                                              ACCOUNTS RECEIVABLE AND DEFERRED PURCHASE FACTORING AGREEMENT

Accounts receivable consisted of the following at December 31, 2015 and 2014:

	2015	2014
Accounts receivable, gross	$8,485	$8,916
Allowance for doubtful accounts and reserves	(1,732)	(1,856)
Accounts receivable, net	$6,753	$7,060

In the normal course of business, the Company extends credit to wholesale customers that satisfy defined credit criteria.  Reserves and allowances consist of (i) reserves for returns, discounts, out of season markdowns, operational chargebacks, and certain cooperative advertising allowances (see Revenue Recognition section for further discussion of related accounting policies) and (ii) reserve for doubtful accounts.

A roll forward of the activity in the Company’s reserves for returns, discounts, out of season markdowns, operational chargebacks, and certain cooperative advertising allowances is presented below for the years ended December 31, 2015 and 2014:

	2015	2014
Beginning reserve balance	$1,769	$2,475
Amount charged against revenues to increase reserve	4,084	3,641
Amount credited against customer accounts to decrease reserve	(4,193)	(4,347)
Ending reserve balance	$1,660	$1,769

A roll forward in the Company’s allowances for doubtful accounts is presented below for the years ended December 31, 2015 and 2014:

	2015	2014
Beginning reserve balance	$87	$92
Amount recorded to expense to increase reserve	45	21
Amount written off against customer accounts to decrease reserve	(60)	(26)
Ending reserve balance	$72	$87

Under a deferred purchase factoring arrangement and a loan agreement (see Note 10), the Company assigns trade accounts receivable to a commercial factor with recourse. The Company retains ownership of the assigned accounts receivable, until a triggering event occurs, as defined in the agreement. The Company pays fees ranging from 0.20% to 0.50% of the gross amount of the accounts receivable assigned, with an annual floor amount of one hundred dollars.

Factoring expense, comprised of factor commissions, amounted to approximately $212, $275 and $537 for the years ended December 31, 2015, 2014 and 2013, respectively.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 6.                                              INVENTORIES

Inventories consisted of the following at December 31, 2015 and 2014:

	2015	2014
Raw materials	$305	$280
Finished goods	15,048	12,399
	$15,353	$12,679

NOTE 7.                                              PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at December 31, 2015 and 2014:

	2015	2014
Prepaid advertising and promotion	$220	$592
Prepaid packaging	135	106
Prepaid computer related expenses	52	57
Prepaid insurance	33	173
Other	321	553
	$761	$1,481

NOTE 8.                                              PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2015 and 2014:

	2015	2014
Machinery and equipment	$4,636	$3,788
Furniture and fixtures	5,745	4,438
Leasehold improvements	8,694	6,170
Construction-in-progress	146	—
	19,221	14,396
Less: accumulated depreciation and amortization	(5,815)	(3,347)
Property and equipment, net	$13,406	$11,049

Depreciation and amortization expense for property and equipment for the years ended December 31, 2015, 2014 and 2013 was $2,468, $1,802 and $1,110, respectively.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 9.                                              GOODWILL AND OTHER INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2015 and 2014:

	2015	2014
Goodwill	$2,286	$2,286
Trademark	26,037	26,037
Customer relationships	19,800	19,800
	48,123	48,123
Less: accumulated amortization - customer relationships	(6,014)	(4,694)
	$42,109	$43,429

Upon review of various factors, including those that may limit the expected useful life of the trademarks, management has determined the useful life of the trademarks to be indefinite. Accordingly, no amortization has been provided for trademarks for the years ended December 31, 2015, 2014 and 2013.

Amortization expense for customer relationships was $1,320 for each of the years ended December 31, 2015, 2014 and 2013, and is expected to amount to $1,320 per annum in subsequent years through 2025.

NOTE 10.                                       LINE OF CREDIT AND LOAN PAYABLE

Through April 2014, the Company maintained a $30,000 credit facility with JP Morgan Chase Bank, N.A. (the “Loan Agreement”).  Interest on the amounts borrowed pursuant to the Loan Agreement is charged based on the Company’s average balance and, at management’s election, at either, the bank’s prevailing prime rate plus .75% or LIBOR plus 2.25% (2.61% and 2.40% at December 31, 2015 and 2014, respectively).  The Loan Agreement, which expires on December 23, 2018, contains certain financial and other covenants, including a “Fixed Charge Coverage Ratio”, certain restrictions in the use of proceeds and restrictions on entering into certain transactions, as defined. The Company was in compliance with its covenants in the Loan Agreement as of December 31, 2015 and 2014.

On May 1, 2014, the Loan Agreement was amended whereby $3,500 of the credit facility was reclassified to a term loan (the “Capex Loan”) with a three-year principal repayment schedule and the same interest terms as the credit facility. As a result of the initiation of the Capex Loan, the maximum amount available under the credit facility was reduced to $26,500.  At December 31, 2015 and 2014, the remaining principal balance of the Capex Loan was $1,653 and $2,820, respectively.

Future principal payments due under the Capex Loan are as follows:

Year ending December 31:	Amount
2016	$1,167
2017	486
$1,653

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 10.                                       LINE OF CREDIT AND LOAN PAYABLE (continued)

All outstanding indebtedness under the Loan Agreement matures and becomes due on December 23, 2018.

The remaining credit facility under the Loan Agreement provides for borrowings based on an amount not to exceed the sum of (1) 85% of eligible accounts receivable, (2) 90% of eligible credit card receivables, (3) 70% of eligible wholesale inventory, (4) 75% of eligible retail inventory, and (5) the trademark component, as defined in the Loan Agreement, minus outstanding principal amount of the Capex Loan, and minus reserves.

Availability under the Loan Agreement was $6,837 and $5,420 as of December 31, 2015 and 2014, respectively.

The Loan Agreement provides for the issuance of letters of credit, in lieu of direct borrowings, in an amount not to exceed $7,500.  See Note 12 for outstanding standby letter of credit as of December 31, 2015 and 2014.

Obligations under the Loan Agreement are secured by substantially all of the Company’s assets and are guaranteed by Group and MB.

As discussed further in Note 2, upon consummation of the Merger, the outstanding indebtedness under the Loan Agreement was paid off with the proceeds of the New Credit Agreements.

Interest expense in connection with the Loan Agreement amounted to $545, $514 and $15 for the years ended December 31, 2015, 2014 and 2013, respectively.

NOTE 11.                                       ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following at December 31, 2015 and 2014:

	2015	2014
Accrued purchases	$2,992	$1,742
Accrued distributions	1,367	—
Accrued transaction costs	1,137	—
Accrued payroll and other benefits	243	1,311
Sales and use taxes payable	235	202
Accrued samples	176	—
Accrued advertising and promotions	165	—
Gift card liability	150	108
Accrued credit card fees	109	95
Accrued interest	53	56
Other	139	105
	$6,766	$3,619

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 12.                                       COMMITMENTS AND CONTINGENCIES

Lease agreements

The Company has various operating lease agreements for rental spaces expiring through April 2026. Minimum annual required lease payments through the remainder of the lease terms are as follows:

Year ending December 31:	Amount
2016	$6,655
2017	7,234
2018	6,935
2019	6,966
2020	7,154
Thereafter	26,450
$61,394

Design leases office and storage space in New York and a showroom in California at base rents per month plus escalations under leases expiring in February 2018 and May 2020, respectively.

Retail entered into and maintains various operating lease agreements at base rents per month plus escalations under leases expiring through April 2026. Certain Retail leases provide for cancellation options and tenant allowances for build-out costs, as defined.

Rent expense was $7,110, $4,883 and $2,765 for the years ended December 31, 2015, 2014, and 2013, respectively.

Employment contracts

The Company has various employment contracts with its executive officers. The agreements contain automatic one-year renewals, unless terminated by either party, and provide for minimum base salaries adjusted for annual increases, incentive bonuses based upon the attainment of specified goals, and severance payments in the event of termination of employment, as defined in the employment contracts. Additionally, certain executives have been granted profits interest awards in the form of non-voting units of equity in the Company that vest over time, and dilute common and preferred membership interests.

Advertising agreements

In 2014, Design entered into certain agreements with an unrelated third party for advertising and sponsorship during 2015 and 2016.  The 2016 portion has subsequently been cancelled.  The amount charged to expense for these commitments was approximately $1,383 and $185 for the years ended December 31, 2015 and 2014, respectively.  There were no charges for the year ended December 31, 2013.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 12.                                       COMMITMENTS AND CONTINGENCIES (CONTINUED)

Letter of credit

Retail maintained an irrevocable standby letter of credit for approximately $130 representing the deposit on its New York City retail store, which expires on September 30, 2016, and shall be automatically extended for additional 12-month periods.

Royalty agreements

Holdings has entered into various licensing agreements with unrelated third parties whereby the third parties may sell apparel and accessories bearing the trademark of Holdings. The licensing agreements expire through 2020 and contain renewal options. The third parties are required to pay Holdings royalties and advertising based upon specified percentages of net sales, as defined. Future minimum royalty incomes under the agreements are as follows:

Year ending December 31:	Amount
2016	$2,206
2017	2,808
2018	2,368
2019	1,518
2020	1,200
$10,100

Litigation

From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business, including proceedings to protect the Company’s intellectual property rights. As part of its monitoring program for its intellectual property rights, from time to time, the Company files lawsuits in the U.S. and abroad for acts of trademark counterfeiting, trademark infringement, trademark dilution, patent infringement or breach of other state or foreign laws. These actions often result in seizure of counterfeit merchandise and negotiated settlements with defendants. Defendants sometimes raise the invalidity or unenforceability of our proprietary rights as affirmative defenses or counterclaims. In the opinion of management, based upon advice of legal counsel, the likelihood is remote that the impact of any pending proceedings, either individually or in the aggregate, would be material to the Company’s consolidated financial position, results of operations or cash flows.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 13.                                       RELATED-PARTY TRANSACTIONS

Purchases

Design purchases orders from an entity affiliated with certain of the Company’s common members. During the years ended December 31, 2015, 2014 and 2013, Design purchased from the affiliated entity merchandise for resale amounting to approximately $11,300, $10,700 and $11,100, respectively, representing approximately 38%, 40% and 44%, respectively, of cost of goods sold. As of December 31, 2015 and 2014, approximately $2,800 and $1,500, respectively, was due to the affiliated entity and was included in “Accounts payable,” and approximately $1,800 and $700, respectively, was included in “Accrued expenses and other current liabilities” in the accompanying consolidated balance sheets.

Warehousing and shipping

Design utilizes warehousing and shipping services from an entity affiliated with certain of the Company’s common members under an agreement expiring in October 2017. Under the agreement, the Company is charged a percentage of monthly net amounts invoiced by Design. During the years ended December 31, 2015, 2014 and 2013, warehousing and shipping services provided by the affiliated entity and charged to the Company amounted to approximately $1,600, $1,300 and $1,200, respectively. As of December 31, 2015 and 2014, approximately $283 and $97, respectively, was due to the affiliated entity and was included in “Accounts payable” in the accompanying consolidated balance sheets.

Management fees

The Company is required to pay management fees and other board fees to certain members of the Company.  Annual management fees are $500 to the member who holds the preferred units and $75 each to two members who hold common units.  For the years ended December 31, 2015, 2014 and 2013, management and other board fees charged to operations were $693, $685 and $723, respectively.

License fees

The Company pays licensing fees to one of its common members based on net wholesale sales and royalty income from certain licenses as defined in the employment agreement. For the years ended December 31, 2015, 2014 and 2013, licensing payments made to the member were $46, $52 and $64, respectively.

NOTE 14.                                       401(k) PLANS

Substantially all of Design’s employees may elect to defer a portion of their annual compensation in the Design-sponsored 401(k) tax-deferred savings plans. Design, at its own discretion, can make matching contributions in some of these plans. The amount charged to expense for these plans was $23, $32 and $23 for the years ended December 31, 2015, 2014 and 2013, respectively.

RG PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015, 2014 AND 2013

(In Thousands, except share data)

NOTE 15.                                       DISCONTINUED OPERATIONS

During 2012, as part of the Company’s strategy to focus on its more profitable geographic locations, management decided to cease GmbH’s operations and began to liquidate GmbH’s assets and liabilities. Operations were substantially liquidated as of December 31, 2013.  In 2013, the Company entered into a distribution agreement covering certain European countries.

GmbH’s operating results for the year ended December 31, 2013 are as follows:

2013
Sales	$904
Cost of goods sold	561
Gross profit	343
Operating expenses	738
Loss from discontinued operations	$(395)

NOTE 16.                                       QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The following is a summary of the quarterly results of operations for the years ended December 31, 2015 and 2014:

	Quarter ended
2015	March 31	June 30	September 30	December 31

Net sales	$18,948	$16,255	$17,605	$20,249

Gross profit	11,891	9,945	10,971	12,121

Net income (loss) and comprehensive income (loss)	522	(489)	183	544

	Quarter ended
2014	March 31	June 30	September 30	December 31

Net sales	$15,385	$14,911	$17,276	$21,230

Gross profit	9,530	9,041	10,488	13,202

Net income and comprehensive income	1,188	330	1,020	2,723